SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported): February 19, 2010

                        Biggest Little Investments L.P.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                     0-16856                 13-3368726
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(State or other jurisdic-    (Commission File Number)   (IRS Employer Identi-
 tion of incorporation or                                   fication No.)
     organization)



 3702 S. Virginia St., Unit G2
          Reno, Nevada                                           89502
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(Address of principal executive                                (Zip Code)
           offices)

                                (775) 825-3355
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             (Registrant's telephone number, including area code)


             ---------------------------------------------------
         (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Ruled 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))
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ITEM 8.01.  Other Events.

     On February 19, 2010, the Reno Transportation Commission (the ?RTC?) formally decided to proceed with plans for widening a section of Moana Lane, a main thoroughfare in Reno, Nevada on which the Sierra Marketplace Shopping Center (the ?Sierra Property?) is located. Biggest Little Investments, L.P. (the ?Partnership?) owns the Sierra Property, which is located at the corner of South Virginia Street and Moana Lane, one of the busiest intersections in Reno. The widening will expand Moana Lane from four to six lanes and a portion of the Sierra Property will need to be acquired by the RTC as part of the widening project. The RTC has not yet completed its final design of the project. The preliminary design shows the taking of approximately 26,400 square feet of the Sierra Property?s approximately 813,300 square feet of land, and some of the Sierra Property?s buildings will be impacted. Management of the Partnership believes that it will be a number of months before a formal offer is made by the RTC for the taking/acquisition of the portion of the Sierra Property.












































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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 2nd day of March, 2010.


                                Biggest Little Investments L.P.

                                By:  Maxum LLC
                                     Its General Partner


                                     By:  /s/ Ben Farahi
                                     -------------------
                                              Ben Farahi
                                              Manager










































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